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                                                                  EXECUTION COPY

                             DISTRIBUTION AGREEMENT

                                     between

                             HARCOURT GENERAL, INC.

                                       and

                          THE NEIMAN MARCUS GROUP, INC.

                            Dated as of May 14, 1999

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I. DEFINITIONS ........................................................2
    SECTION 1.1  General ......................................................2
    SECTION 1.2  References; Interpretation ...................................6

ARTICLE II. DISTRIBUTION AND OTHER TRANSACTIONS; CERTAIN COVENANTS ............7
    SECTION 2.1  The Distribution and Other Transactions ......................7
    SECTION 2.2  Declaration Date; Further Assurances ........................11
    SECTION 2.3  Representations and Warranties ..............................12
    SECTION 2.4  Certain Post-Distribution Transactions ......................14
    SECTION 2.5  Certain Limitations on Actions by Harcourt General ..........15
    SECTION 2.6  Right of First Offer ........................................16
    SECTION 2.7  Smith Family ................................................17

ARTICLE III. INDEMNIFICATION .................................................17
    SECTION 3.1 Indemnification by Neiman Marcus .............................17
    SECTION 3.2 Indemnification by Harcourt General ..........................18
    SECTION 3.3 Procedures for Indemnification ...............................18
    SECTION 3.4 Indemnification Payments .....................................20

ARTICLE IV. COVENANTS ........................................................20
    SECTION 4.1  Access to Information .......................................20
    SECTION 4.2  Confidentiality .............................................20
    SECTION 4.3  Retention of Records ........................................21
    SECTION 4.4  Litigation Cooperation ......................................21
    SECTION 4.5  Other Matters ...............................................21
    SECTION 4.6  No Solicitation .............................................21
    SECTION 4.7  Registration Rights Agreement ...............................22
    SECTION 4.8  Disclosure of Indemnification Obligations ...................22

ARTICLE V. MISCELLANEOUS .....................................................22
    SECTION 5.1  Complete Agreement; Construction ............................22
    SECTION 5.2  Counterparts ................................................22
    SECTION 5.3  Survival of Agreements ......................................23
    SECTION 5.4  Expenses ....................................................23
    SECTION 5.5  Notices .....................................................23
    SECTION 5.6  Waivers .....................................................24
    SECTION 5.7  Amendments ..................................................24
    SECTION 5.8  Assignment ..................................................24


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                                                                            Page
                                                                            ----

    SECTION 5.9  Successors and Assigns ......................................24
    SECTION 5.10  Termination ................................................24
    SECTION 5.11  Subsidiaries ...............................................25
    SECTION 5.12  Third Party Beneficiaries ..................................25
    SECTION 5.13  Title and Headings .........................................25
    SECTION 5.14  Exhibits and Schedules .....................................25
    SECTION 5.15  GOVERNING LAW ..............................................25
    SECTION 5.16  Consent to Jurisdiction ....................................25
    SECTION 5.17  Severability ...............................................26


                                      -ii-
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                             DISTRIBUTION AGREEMENT

            DISTRIBUTION AGREEMENT, dated as of May 14, 1999 (this "Agreement"), between HARCOURT GENERAL, INC., a Delaware corporation ("Harcourt General"), and THE NEIMAN MARCUS GROUP, INC., a Delaware corporation ("Neiman Marcus").

            WHEREAS, Harcourt General will own, immediately prior to the Recapitalization (as defined below), 21,440,960 shares of Common Stock, par value $.01 per share, of Neiman Marcus ("Common Stock") and HGI Investment Trust, a wholly-owned subsidiary of Harcourt General ("HGI"), will own 4,988,542 shares of Common Stock (the "Retained Shares");

            WHEREAS, simultaneously with the execution hereof, Neiman Marcus and Spring Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Harcourt General ("Merger Sub"), are entering into an Agreement and Plan of Merger dated as of the date hereof ("Recapitalization Agreement"), pursuant to which, among other things, Merger Sub will merge with and into Neiman Marcus with the following consequent capital stock changes: (i) 21,440,960 shares of the Common Stock held by Harcourt General will be contributed to Merger Sub and, as of the Declaration Date (as defined herein), will automatically be canceled and retired with no securities or other consideration issued in exchange therefor, (ii) all of the common stock of Merger Sub, owned by Harcourt General, will be converted into 21,440,960 shares of a new Class B Common Stock, par value $.01 per share, of Neiman Marcus ("Class B Common Stock" and, together with the Class A Common Stock, the "Neiman Marcus Common Stock"), which class of stock will be entitled to elect at least 82% of the members of the board of directors of Neiman Marcus and in all other respects will be substantially identical to the Class A Common Stock and (iii) all other shares of Common Stock will be converted into Class A Common Stock, par value $.01 per share, of Neiman Marcus ("Class A Common Stock"), including 4,988,542 shares of Common Stock held by HGI, which class of stock shall be entitled to elect up to 18% of the members of the board of directors of Neiman Marcus (the "Recapitalization");

            WHEREAS, the Board of Directors of Harcourt General has determined that it is appropriate, desirable and in the best interests of Harcourt General and its stockholders to distribute on the Distribution Date all the shares of Class B Common Stock that Harcourt General will receive in the Recapitalization, on the terms and subject to the conditions set forth in this Agreement, to the holders of record of the Common Stock, par value $1.00 per share, of Harcourt General and the Class B Stock, par value $1.00 per share, of Harcourt General (collectively, "Harcourt General Common Stock"), as of the Distribution Record Date (as defined herein), on a pro rata basis (the "Distribution");

            WHEREAS, Harcourt General will submit a request for a ruling (as it may be amended from time to time, the "Ruling Request") from the Internal Revenue Service to the effect that the Distribution will be a tax-free distribution within the meaning of Section 355 of the Code (as defined herein);

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            WHEREAS, each of Harcourt General and Neiman Marcus has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and the Recapitalization and to set forth other agreements that will govern certain other matters following the Distribution.

            NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

ARTICLE I. DEFINITIONS

            SECTION 1.1 General. As used in this Agreement, the following terms shall have the following meanings:

            (a) "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

            (b) "Affiliate" shall mean, when used with respect to a specified person, another person that controls, is controlled by, or is under common control with the person specified. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other interests, by contract or otherwise.

            (c) "Assets" shall mean assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

            (d) "Business Entity" shall mean any corporation, partnership, limited liability company or other entity which may legally hold title to Assets.

            (e) "Class A Common Stock" shall have the meaning set forth in the recitals hereto.

            (f) "Class B Common Stock" shall have the meaning set forth in the recitals hereto.

            (g) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

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            (h) "Commission" shall mean the U.S. Securities and Exchange
      Commission.

            (i) "Declaration Date" shall mean the date on which (i) the Harcourt General Board of Directors shall declare the dividend constituting the Distribution and (ii) the certificate of merger effecting the Recapitalization shall be filed with the Secretary of State of the State of Delaware.

            (j) "DGCL" shall mean the General Corporation Law of the State of Delaware.

            (k) "Distribution" shall have the meaning set forth in the recitals hereto.

            (l) "Distribution Agent" shall mean the distribution agent selected by Harcourt General to effect the Distribution.

            (m) "Distribution Date" shall mean the date determined by the Board of Directors of Harcourt General following the consummation of the Recapitalization for the mailing of certificates of Class B Common Stock to stockholders of Harcourt General in the Distribution.

            (n) "Distribution Record Date" shall mean the date determined by the Board of Directors of Harcourt General as the record date for the determination of the holders of record of Harcourt General Common Stock entitled to receive shares of Class B Common Stock in the Distribution.

            (o) "Effective Time" shall mean immediately prior to the midnight, New York time, that ends the 24-hour period comprising the Distribution Date.

            (p) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            (q) "Form 8-A" shall mean a Neiman Marcus registration statement on Form 8-A pursuant to which the Class B Common Stock shall be registered under the Exchange Act, including all amendments thereto.

            (r) "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

            (s) "Harcourt General Business" shall mean each and every business conducted at any time by Harcourt General or any Subsidiary of Harcourt General (other than Neiman Marcus and its subsidiaries) prior to the Effective Time, except the Neiman Marcus Business.

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            (t) "Harcourt General Common Stock" shall have the meaning set forth in the recitals hereto.

            (u) "Harcourt General Group" shall mean Harcourt General and each Person (other than any member of the Neiman Marcus Group) that is a Subsidiary of Harcourt General immediately prior to the Effective Time.

            (v) "Harcourt General Indemnitees" shall mean Harcourt General, each member of the Harcourt General Group, each of their respective present and former directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing except Neiman Marcus Indemnitees; provided that any Person who is a present or former director, officer, employee or agent (or is an heir, executor, successor or assign of such Person) of Harcourt General or any member of the Harcourt General Group (excluding the Neiman Marcus Group) shall be covered by this definition in such capacity.

            (w) "Harcourt General Liabilities" shall mean collectively, all Liabilities of Harcourt General or any Subsidiary of Harcourt General (other than Neiman Marcus and its Subsidiaries) immediately prior to the Effective Time, except the Neiman Marcus Liabilities.

            (x) "Indemnifiable Losses" shall mean any and all losses, Liabilities, claims, damages, demands, costs or expenses (including reasonable attorneys' fees and any and all out-of-pocket expenses) reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions or in settling any Action or potential Action or in satisfying any judgment, fine or penalty rendered in or resulting from any Action.

            (y) "Indemnifying Party" shall have the meaning set forth in Section 3.3.

            (z) "Indemnitee" shall have the meaning set forth in Section 3.3.

            (aa) "Intercompany Services Agreement" shall mean the agreement, dated as of July 24, 1987, between Harcourt General (formerly General Cinema Corporation) and The Neiman Marcus Group, Inc.

            (bb) "IRS Ruling" shall have the meaning set forth in Section 2.1(b)(i).

            (cc) "Liabilities" shall mean any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar

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      obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any governmental or other regulatory or administrative agency, body or commission or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or the Recapitalization Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person.

            (dd) "Material Adverse Effect" shall mean, with respect to any Person, any change, effect, event, occurrence or development that is, individually or in the aggregate, materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise), results of operations or prospects of such Person.

            (ee) "Neiman Marcus" shall have the meaning set forth in the heading of this Agreement.

            (ff) "Neiman Marcus Business" shall mean each and every business conducted at any time prior to, on or after the Effective Time by Neiman Marcus or any Subsidiary of Neiman Marcus or other Business Entity controlled by Neiman Marcus, whether or not such Subsidiary is a Subsidiary of Neiman Marcus or such Business Entity is controlled by Neiman Marcus on the date hereof.

            (gg) "Neiman Marcus Group" shall mean Neiman Marcus and each Person that is a Subsidiary of Neiman Marcus immediately prior to the Effective Time.

            (hh) "Neiman Marcus Indemnitees" shall mean Neiman Marcus, each member of the Neiman Marcus Group, each of their respective present and former directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

            (ii) "Neiman Marcus Liabilities" shall mean, collectively, any and all Liabilities whatsoever that arise out of, result from, are related to, or are enforceable against, Neiman Marcus or any Subsidiary of Neiman Marcus or any Business Entity controlled by Neiman Marcus, whether or not such Subsidiary was a Subsidiary of Neiman Marcus or such Business Entity was controlled by Neiman Marcus prior to, on or after the date hereof, or the ownership or operation of the Neiman Marcus Business,

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      whether such Liabilities arise before, on or after the Effective Time and whether known or unknown, fixed or contingent, including:

                  (i) any and all Liabilities arising from or based upon "controlling person" liability relating to the Proxy Statement (or any amendment thereto) or any other report or document filed by Neiman Marcus with the Commission at any time before, on or after the Effective Time; and

                  (ii) any and all Liabilities that are expressly contemplated by this Agreement or the Recapitalization Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by Neiman Marcus or any member of the Neiman Marcus Group or to remain with Neiman Marcus or any member of the Neiman Marcus Group, and all Liabilities of Neiman Marcus under this Agreement and the Recapitalization Agreement.

            (jj) "NYSE" shall mean the New York Stock Exchange, Inc.

            (kk) "Person" shall mean any natural person, Business Entity, corporation, business trust, joint venture, association, company, partnership, other entity or government, or any agency or political subdivision thereof.

            (ll) "Proxy Statement" shall have the meaning set forth in the Recapitalization Agreement.

            (mm) "Recapitalization" shall have the meaning set forth in the recitals hereto.

            (nn) "Recapitalization Agreement" shall have the meaning set forth in the recitals hereto.

            (oo) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            (pp) "Subsidiary" shall mean any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or (ii) is a general partner or an entity performing similar functions (e.g., a trustee).

            (qq) "Third Party Claim" shall have the meaning set forth in Section 3.3.

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            SECTION 1.2 References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, such Agreement. Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

ARTICLE II. DISTRIBUTION AND OTHER TRANSACTIONS; CERTAIN COVENANTS

            SECTION 2.1 The Distribution and Other Transactions.

            (a) The Distribution. Subject to the conditions set forth in Section 2.1(b) of this Agreement, on the Declaration Date the Board of Directors of Harcourt General shall declare the Distribution upon the terms set forth in this Agreement. To effect the Distribution, Harcourt General shall cause the Distribution Agent to distribute, on the Distribution Date, on a pro rata basis and taking into account Section 2.1(c), to the holders of record of Harcourt General Common Stock on the Distribution Record Date, all shares of Class B Common Stock held by Harcourt General on the Distribution Date. During the period commencing on the date the certificates representing shares of Class B Common Stock are delivered to the Distribution Agent and ending upon the date(s) on which certificates evidencing such shares are mailed to holders of record of Harcourt General Common Stock on the Distribution Record Date or on which fractional shares of Class B Common Stock are sold on behalf of such holders, the Distribution Agent shall hold the certificates representing shares of Class B Common Stock on behalf of such holders. Harcourt General shall deliver to the Distribution Agent the share certificates representing the shares of Class B Common Stock held by Harcourt General which are to be distributed to the holders of Harcourt General Common Stock in the Distribution. Neiman Marcus agrees, if required by Harcourt General, to provide all certificates evidencing shares of Class B Common Stock that Harcourt General shall require in order to effect the Distribution.

            (b) Conditions to the Distribution. The Harcourt General Board of Directors shall declare a dividend constituting the Distribution on the Declaration Date following the satisfaction or waiver by Harcourt General, as determined by Harcourt General in its sole discretion, of the conditions set forth below:

                  (i) A private letter ruling from the Internal Revenue Service shall have been obtained, and shall continue in effect, providing that, among other things, the Recapitalization and the Distribution will qualify as tax-free transactions for federal

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      income tax purposes under Sections 354 and 355 of the Code (the "IRS
      Ruling"); such ruling shall be in form and substance satisfactory to Harcourt General in its sole discretion; and Harcourt General and Neiman Marcus shall have complied with all conditions set forth in such ruling that are required to be complied with prior to the Distribution;

                  (ii) Any material governmental approvals and consents necessary to consummate the Distribution and the other transactions contemplated hereby and by the Recapitalization Agreement shall have been obtained and shall be in full force and effect;

                  (iii) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution and the other transactions contemplated hereby and by the Recapitalization Agreement shall be in effect and no other event outside the control of Harcourt General shall have occurred or failed to occur that prevents the consummation of the Distribution;

                  (iv) The transactions contemplated hereby shall be in compliance with applicable federal and state securities and other applicable laws;

                  (v) Each of Neiman Marcus and Harcourt General shall have received such consents, and shall have received executed copies of such agreements or amendments of agreements, as Harcourt General shall deem appropriate in connection with the completion of the Distribution or the transactions contemplated by this Agreement and the Recapitalization Agreement;

                  (vi) The Recapitalization shall have been consummated;

                  (vii) The Form 8-A shall have been filed with the Commission and there shall be no impediment to the certification by the NYSE to the Commission of the listing of the Class B Common Stock;

                  (viii) The Class B Common Stock shall have been approved for listing on the NYSE, subject to official notice of issuance;

                  (ix) The stockholders of Harcourt General shall have approved an amendment to the Harcourt General Certificate of Incorporation creating a class of low- vote common stock;

                  (x) The Board of Directors of Harcourt General shall have received an opinion of Lazard Freres as to the fairness of the Distribution to the Harcourt General stockholders from a financial point of view;

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                  (xi) The Board of Directors of Harcourt General shall have received a customary opinion as to the legality of the dividend constituting the Distribution under Delaware law;

                  (xii) The Board of Directors of Harcourt General shall have received a customary opinion as to the Distribution not constituting a sale, lease, exchange or other disposition of all or substantially all of its assets;

                  (xiii)Each of the representations and warranties of Neiman Marcus set forth in this Agreement shall have been true and correct when made and shall be true and correct as of the Declaration Date; and Neiman Marcus shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement and the Recapitalization Agreement at or prior to the Declaration Date; and Harcourt General shall have received a certificate of the chief financial officer of Neiman Marcus as to the foregoing;

                  (xiv) All actions and other documents and instruments deemed necessary or advisable in connection with the transactions contemplated hereby shall have been taken or executed, as the case may be, in form and substance satisfactory to Harcourt General; and

                  (xv) No event or development shall have occurred which the Board of Directors of Harcourt General determines, in its sole discretion, makes the Distribution not in the best interests of Harcourt General and/or its stockholders.

The foregoing conditions are for the sole benefit of Harcourt General and shall not give rise to or create any duty on the part of Harcourt General to waive or not waive any such condition.

            (c) Sale of Fractional Shares. In response to the request of Neiman Marcus that no fractional shares of Class B Common Stock be distributed in the Distribution, Harcourt General shall appoint the Distribution Agent as agent for each holder of record of Harcourt General Common Stock who would receive in the Distribution any fractional share of Class B Common Stock. The Distribution Agent shall aggregate all such fractional shares and sell them in an orderly manner after the Distribution Date in the open market and, after completion of such sales, distribute a pro rata portion of the net proceeds from such sales, based upon the gross selling price of all such fractional shares, to each shareholder of Harcourt General who would otherwise have received a fractional share. Harcourt General shall reimburse the Distribution Agent for its reasonable costs, expenses and fees (including selling expenses) in connection with the sale of fractional shares of Class B Common Stock and the distribution of the proceeds thereof in accordance with this Section 2.1(c).

            (d) Other Actions. (i) Harcourt General and Neiman Marcus shall prepare and mail, at such time as determined by Harcourt General, to the holders of Harcourt General

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Common Stock, such information concerning Neiman Marcus, its business, operations and management, the Distribution and the tax consequences thereof and such other matters as Harcourt General shall reasonably determine or as may be required by law. Neiman Marcus agrees to cooperate with Harcourt General in the preparation of, and provide any information reasonably requested by Harcourt General for inclusion in, such mailing. Harcourt General and Neiman Marcus will prepare, and Neiman Marcus will, to the extent required under applicable law, file with the Commission any such documentation, including any no action letters or other requests for interpretive or regulatory assistance, if any, which Harcourt General determines are necessary or desirable to effectuate the Distribution and the other transactions contemplated hereby and by the Recapitalization Agreement and Harcourt General and Neiman Marcus shall each use its reasonable best efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

                  (ii) Harcourt General and Neiman Marcus shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution and the other transactions contemplated hereby and by the Recapitalization Agreement.

                  (iii) Neiman Marcus shall prepare and file, and shall use its reasonable best efforts to have approved, subject to official notice of issuance, an application for the listing on the NYSE of the Class B Common Stock to be distributed in the Distribution.

                  (iv) Subject to Section 2.1(d)(vii), Neiman Marcus shall prepare and file the Form 8-A (which may include or incorporate by reference information contained in the Proxy Statement) with the Commission as promptly as practicable following the execution hereof, and shall use its best efforts to cause the Form 8-A to become effective under the Exchange Act immediately following the consummation of the Recapitalization on the Declaration Date or as soon thereafter as practicable.

                  (v) On or prior to the Distribution Date, each of Harcourt General and Neiman Marcus shall consummate those other transactions in connection with the Distribution (including the Recapitalization) that are contemplated by the Ruling Request and any related submissions by Harcourt General to the Internal Revenue Service.

                  (vi) In addition to those matters specifically set forth above, Harcourt General and Neiman Marcus also shall take all reasonable steps necessary and appropriate to cause the conditions set forth in
      Section 2.1(b) to be satisfied and to effect the Distribution on the Distribution Date.

                  (vii) Neiman Marcus agrees that it shall not file with the Commission any report or other document that contains any disclosure relating to the Distribution, this Agreement, the Recapitalization Agreement or any of the transactions contemplated

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      hereby or thereby without the prior written consent of Harcourt General with respect to such disclosure, which consent shall not be unreasonably withheld.

                  (viii) Prior to the Distribution Date, Neiman Marcus shall not amend, and the Neiman Marcus Board of Directors shall not approve any amendment to, Neiman Marcus's restated Certificate of Incorporation, other than the amendments to the Certificate of Incorporation that will take effect upon the filing of the certificate of merger with the Secretary of State of the State of Delaware in connection with the Recapitalization in accordance with the terms of the Recapitalization Agreement.

                  (ix) Harcourt General agrees to vote, or cause to be voted, all shares of Neiman Marcus Common Stock owned by it in favor of the adoption of the Recapitalization Agreement.

                  (x) Harcourt General and Neiman Marcus shall enter into an Amended and Restated Intercompany Services Agreement, pursuant to which Harcourt General will continue to provide corporate services to Neiman Marcus.

                  (xi) Except as set forth above in clause (x), all agreements and arrangements existing on the date hereof between Harcourt General or any of its Subsidiaries on the one hand and Neiman Marcus and any of its Subsidiaries on the other hand, whether written or oral, shall continue in full force and effect in accordance with their terms and consistent with past practice from the date hereof, through the Distribution Date and thereafter.

            SECTION 2.2 Declaration Date; Further Assurances. (a) The parties agree that the Declaration Date shall occur as soon as reasonably practicable following the satisfaction or waiver of the conditions to the declaration of the Distribution set forth in Section 2.1(b). To the extent any action of the Board of Directors of Neiman Marcus or Harcourt General is necessary to consummate the Distribution, the parties shall cause their respective Boards of Directors to meet telephonically or at the same location on the Declaration Date and each shall take such corporate action at such meeting as shall be required to effect the transactions contemplated hereby and by the Recapitalization Agreement. Immediately following such meetings, Neiman Marcus shall take all actions required to consummate the Recapitalization in accordance with the terms of the Recapitalization Agreement, including the filing of the certificate of merger relating to the Recapitalization with the Secretary of State of the Delaware.

            (b) Subject to Harcourt General's right to terminate this Agreement in accordance with Section 5.10, in case at any time after the date hereof any further action is reasonably necessary or desirable to carry out the Recapitalization or Distribution or any other purpose of this Agreement or the Recapitalization Agreement, the proper officers of each party to this Agreement shall take all such necessary action, and shall execute and deliver all necessary instruments related thereto. Without limiting the foregoing, and subject as aforesaid, Harcourt

General and Neiman Marcus shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, promptly to obtain all consents and approvals, to enter into all amendatory agreements (including, without limitation, agreeing to such other amendments or modifications of this Agreement in order to obtain the IRS Ruling), to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Recapitalization Agreement, including all applicable governmental and regulatory filings, and to permit each other to review and comment on all correspondence and filings related to the foregoing.

            SECTION 2.3 Representations and Warranties. (a) Neiman Marcus hereby represents and warrants to Harcourt General as follows:

                  (i) Organization; Good Standing. Neiman Marcus is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power required to consummate the transactions contemplated hereby and by the Recapitalization Agreement.

                  (ii) Authorization. The execution, delivery and performance by Neiman Marcus of this Agreement and the Recapitalization Agreement and the consummation by Neiman Marcus of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Neiman Marcus, other than the approval of the Recapitalization by the stockholders of Neiman Marcus. Each of this Agreement and the Recapitalization Agreement constitutes, and each other agreement or instrument executed and delivered or to be executed and delivered by Neiman Marcus pursuant to this Agreement or the Recapitalization Agreement will, upon such execution and delivery, constitute a legal, valid and binding obligation of Neiman Marcus, enforceable against Neiman Marcus in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (iii) Consents and Filings. Except (w) for the filing of a certificate of merger in connection with the Recapitalization and any other filings required to be made with the Secretary of State of the State of Delaware, (x) for the IRS Ruling, (y) for the filing of the Proxy Statement and the Form 8-A and any other reports or documents required to be filed under the Exchange Act and (z) for any filings required to be made with the NYSE, no consent of, or filing with, any Governmental Entity which has not been obtained or made is required for or in connection with the execution and delivery of this Agreement or the Recapitalization Agreement by Neiman Marcus, and the consummation by Neiman Marcus of the transactions contemplated hereby or thereby.

                  (iv) Noncontravention. Except in the case of any consents that will be obtained prior to the Distribution Date, the execution, delivery and performance of this Agreement and the Recapitalization Agreement by Neiman Marcus does not, and the consummation by Neiman Marcus of the transactions contemplated hereby and thereby will not, (i) violate any applicable federal, state or local statute, law, rule or regulation, (ii) violate any provision of the Certificate of Incorporation or By-Laws of Neiman Marcus or (iii) violate any provision of, or result in the termination or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, any mortgage, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree to which Neiman Marcus or any of its Subsidiaries is a party or by which any of them are bound, except for, in the case of clause (iii) above, such violations that would not result in a Material Adverse Effect with respect to Neiman Marcus or prevent Harcourt General from complying with the terms and provisions of this Agreement or the Recapitalization Agreement in any material respect.

                  (v) Litigation. There are no actions or suits against Neiman Marcus pending, or to the knowledge of Neiman Marcus, threatened which seek to, and Neiman Marcus is not subject to any judgments, decrees or orders which, enjoin or rescind the transactions contemplated by this Agreement or the Recapitalization Agreement or otherwise prevent Neiman Marcus from complying with the terms and provisions of this Agreement or the Recapitalization Agreement in any material respect.

                  (vi) Change of Control Adjustments. Except as would not result in a Material Adverse Effect with respect to Neiman Marcus and except in the case of any consents that will be obtained prior to the Distribution Date, neither the Recapitalization nor the Distribution nor any of the other transactions contemplated hereby or by the Recapitalization Agreement will (x) constitute a "change of control" or otherwise result in the increase or acceleration of any benefits, including to employees of Neiman Marcus, under any agreement to which Neiman Marcus or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound, or (y) result in any adjustment of the number of shares subject to, or the terms of, including exercise price, any outstanding employee stock options of Neiman Marcus.

            (b) Harcourt General hereby represents and warrants to Neiman Marcus as follows:

                  (i) Organization; Good Standing. Harcourt General is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power required to consummate the transactions contemplated hereby.

                  (ii) Authorization. The execution, delivery and performance by Harcourt General of this Agreement and the consummation by Harcourt General of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Harcourt General, other than the formal declaration of the Distribution. This Agreement constitutes, and each other agreement or instrument executed and delivered or to be executed and delivered by Harcourt General pursuant to this Agreement will, upon such execution and delivery, constitute, a legal, valid and binding obligation of Harcourt General, enforceable against Harcourt General in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (iii) Consents and Filings. Except (w) for the filing of a certificate of merger in connection with the Recapitalization, a certificate of amendment to the Harcourt General Certificate of Incorporation and any other filings required to be made with the Secretary of State of the State of Delaware, (x) for the IRS Ruling, (y) for the filing of the Proxy Statement, the Form 8-A and a proxy statement in respect of the proposed amendment to Harcourt General's Certificate of Incorporation referred to in Section 2.1(b)(ix) and any other reports or documents required to be filed under the Exchange Act and (z) for any filings required to be made with the NYSE, no material consent of, or filing with, any Governmental Entity which has not been obtained or made is required for or in connection with the execution and delivery of this Agreement by Harcourt General, and the consummation by Harcourt General of the transactions contemplated hereby.

                  (iv) Noncontravention. Except in the case of any consents that will be obtained prior to the Distribution Date, the execution, delivery and performance of this Agreement and the Recapitalization Agreement by Harcourt General does not, and the consummation by Harcourt General of the transactions contemplated hereby and thereby will not, (i) violate any applicable federal, state or local statute, law, rule or regulation, or
      (ii) violate any provision of the Certificate of Incorporation or By-Laws of Harcourt General or (iii) violate any provision of, or result in the termination or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, any mortgage, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree to which Harcourt General or any of its Subsidiaries is a party or by which any of them are bound, except for, in the case of clause (iii) above, such violations that would not prevent Harcourt General from complying with the terms and provisions of this Agreement or the Recapitalization Agreement in any material respect.

            SECTION 2.4 Certain Post-Distribution Transactions. (a)(i) Neiman Marcus shall comply and shall cause its Subsidiaries to comply with and otherwise not take action inconsistent with each representation and statement made to the Internal Revenue Service in connection with the request by Harcourt General for a ruling letter in respect of the Distribution as to certain tax aspects of the Distribution and (ii) until two years after the Distribution Date, Neiman Marcus will maintain its status as a company engaged in the active conduct of a trade or business, as defined in
Section 355(b) of the Code.

            (b) Neiman Marcus agrees that until two years after the Distribution Date, it will not (i) merge or consolidate with or into any other corporation,
(ii) liquidate or partially liquidate, (iii) sell or transfer all or substantially all of its assets (within the meaning of Rev. Proc. 77-37, 1977 - 2 C.B. 568) in a single transaction or series of related transactions, (iv) redeem or otherwise repurchase any Neiman Marcus stock (other than as described in Section 4.05(1)(b) of Rev. Proc. 96-30, 1996-1 C.B. 696), or (v) take any other action or actions which in the aggregate (and taking into account the Recapitalization) would have the effect of causing or permitting one or more persons to acquire directly or indirectly stock representing a 50 percent or greater interest (within the meaning of Section 355(e) of the Code) in Neiman Marcus, unless prior to taking any such action set forth in the foregoing clauses (i) through (v), Neiman Marcus has obtained (and provided to Harcourt General) a written opinion in form and substance reasonably acceptable to Harcourt General of a law firm reasonably acceptable to Harcourt General, or Harcourt General has obtained (at the reasonable request and at the expense of Neiman Marcus) a supplemental ruling from the Internal Revenue Service, that such action or actions will not result in (i) the Distribution failing to qualify under Section 355(a) of the Code or (ii) the Neiman Marcus shares failing to qualify as qualified property for purposes of Section 355(c)(2) of the Code by reason of Section 355(e) of the Code. Harcourt General agrees to cooperate with Neiman Marcus in obtaining such opinion or, as the case may be, to use its commercially reasonable best efforts in obtaining any supplemental ruling reasonably requested by Neiman Marcus, including, where appropriate, by providing written representations as to factual events that transpired prior to the Distribution Date.

            (c) Notwithstanding anything to the contrary herein, if Neiman Marcus (or any of its Subsidiaries) fails to comply with any of its obligations under Sections 2.4(a) and 2.4(b) above or takes or fails to take any action (including any action referred to in Section 2.4(a) or clauses (i) through (v) of Section 2.4(b) without regard to when such action occurs) on or after the Distribution Date, and such failure to comply, action or omission contributes to a determination that (i) the Distribution fails to qualify under Section 355(a) of the Code or (ii) the Neiman Marcus shares fail to qualify as qualified property for purposes of Section 355(c)(2) of the Code by reason of Section 355(e) of the Code, then Neiman Marcus shall indemnify and hold harmless Harcourt General and each member of the consolidated group of which Harcourt General is a member from and against any and all federal, state and local taxes, including any interest, penalties or additions to tax, imposed upon or incurred by Harcourt General, any member of its group or any stockholder of Harcourt General as a result of the failure of the Distribution to qualify under Section 355(a) of the Code or the application of Section 355(e) (including any taxes payable by reason of any payment made pursuant to this Section 2.4(c)). The obligation of Neiman Marcus to indemnify Harcourt General pursuant to the preceding sentence shall not be affected by the delivery of any legal opinion or supplemental ruling under

Section 2.4(b), unless the circumstances described in clause (i) or (ii) of this
Section 2.4(c) shall occur solely by reason of (x) the failure of a representation made by Harcourt General pursuant to the last sentence of Section 2.4(b) to be true and correct in all material respects, (y) a material omission in any such representation or (z) a breach by Harcourt General or any of the Shared Representatives (as defined in Section 4.6) of any of the covenants contained in Section 4.6; provided, however, that in the event that Harcourt General or any of the Shared Representatives shall have breached any of such covenants, which breach shall have been disclosed to a director of Neiman Marcus that is not affiliated with Harcourt General (an "Independent Director"), and notwithstanding such breach, a majority of the Independent Directors shall determine (as evidenced in writing) to proceed with a Transaction Proposal (as defined in Section 4.6), the indemnity provided by this Section 2.4(c) shall not be affected.

            SECTION 2.5 Certain Limitations on Actions by Harcourt General. Subject to the representations and undertakings required by Harcourt General to be made in order to obtain the IRS Ruling, following the Distribution, in matters requiring a vote of the holders of Class A Common Stock, for such time as Harcourt General holds the Retained Shares, Harcourt General will vote the Retained Shares in proportion to the votes cast affirmatively or negatively by all other holders of Class A Common Stock voting.

            SECTION 2.6 Right of First Offer. (a) Commencing immediately after the consummation of the Distribution, and prior to the second anniversary of the Distribution Date, Harcourt General shall not, and shall not permit any Subsidiary to, sell, exchange or transfer ("Transfer"), other than to a direct or indirect wholly owned Subsidiary of Harcourt General, Neiman Marcus or pursuant to a bona fide merger, tender offer, exchange offer, consolidation or other similar transaction in which the opportunity to Transfer shares is made available on the same basis to all holders of Class A Common Stock, a number of shares of Class A Common Stock in any 60-day period representing 5% or more of the outstanding shares of Class A Common Stock and Class B Common Stock, taken together, unless Harcourt General shall have given to Neiman Marcus at least ten days' prior written notice (the "Right of First Offer") that it or its Subsidiary is considering effecting such a Transfer (a "Transferor's Notice"). Such notice shall state (i) the number of shares of Class A Common Stock that Harcourt General or its Subsidiary may Transfer (the "Offered Securities") and
(ii) the price, if applicable, at which Harcourt General or its Subsidiary would be willing to Transfer the Offered Securities, other than in a "block trade" or other public offering (a "Public Sale"), including to a third party (the "Private Price"), and/or if Harcourt General or its Subsidiary anticipates the possibility of a Transfer of such shares in a Public Sale, a statement to such effect. Upon receipt of the Transferor's Notice, Neiman Marcus, acting through its Board of Directors, shall have ten days (the "Offer Period") to elect to purchase the Offered Securities at a price in cash equal to (x) the Private Price or (y) if no Private Price has been stated by Harcourt General, the closing price on the New York Stock Exchange Composite Transactions Tape (the "NYSE Tape") on the trading day immediately preceding the date of the Transferor's Notice. The foregoing Right of First Offer shall not apply to any Transfer for shares of stock or other property, so long as the transferee in any such Transfer shall agree in writing to be bound by the provisions of this Section 2.6.

            (b) If Neiman Marcus does not exercise its Right of First Offer, then Harcourt General or its Subsidiary shall have the right, for a period ending upon the later of (i) 120 days from the expiration of the Offer Period,
(ii) 45 days after such time as a registration statement filed with respect to such Offered Securities shall be declared effective by the Commission or (iii) 15 days after the expiration of such time as the parties to any transaction reasonably require to comply with applicable United States federal and state laws and regulations, to Transfer or, in the case of Harcourt General, cause its Subsidiary to Transfer all or any portion of the Offered Securities at a price no less than (i) if the Transferor's Notice sets forth a Private Price, the Private Price or (ii) if the Transferor's Notice does not set forth a Private Price, (A) in a Public Sale, 90% of the low sales price on the NYSE Tape on the trading day on which such Transfer is made (as opposed to the settlement date of such Transfer) or (B) in a Transfer other than a Public Sale, the low sales price on the NYSE Tape on the trading day on which an agreement to Transfer is made. If Harcourt General or its Subsidiary does not Transfer or, in the case of Harcourt General, cause its Subsidiary to Transfer all or any portion of the Offered Securities within the time period provided for in this Section 2.6(b), the Right of First Offer in this Section 2.6 shall again become applicable with respect to any Transfer of shares of Class A Common Stock by Harcourt General or its Subsidiary.

            (c) If Neiman Marcus exercises its Right of First Offer, the closing of the purchase of the Offered Securities with respect to which such right has been exercised shall take place on the 15th day after the later of (i) the date Neiman Marcus gives notice of such exercise and (ii) the expiration of such time as the parties may reasonably require in order to comply with applicable United States federal and state laws and regulations, which in no event shall be more than 45 days after the date specified in clause (c)(i).

            (d) Upon exercise by Neiman Marcus of its Right of First Offer under this Section 2.6, Neiman Marcus and Harcourt General or, if applicable, its Subsidary, shall be legally obligated to consummate the purchase contemplated thereby and shall use their respective reasonable best efforts to make all necessary filings and to secure any approvals required and to comply as soon as practicable with all applicable United States federal and state laws and regulations in connection therewith; provided, however, that Harcourt General or its Subsidiary may determine, at any time prior to the consummation of a Transfer to Neiman Marcus, not to Transfer or, in the case of Harcourt General, cause its Subsidiary to Transfer the Offered Securities, in which case all of the provisions of this Section 2.6 shall again become applicable with respect to any Transfer of shares of Class A Common Stock by Harcourt General or its Subsidiary.

            SECTION 2.7 Smith Family. Harcourt General shall use its commercially reasonable best efforts to procure the agreement of each member of the Smith family currently reporting its ownership of Harcourt General Common Stock on Schedule 13D under the

Exchange Act (the "Smith Stockholders") that, for a period of 180 days from the Distribution Date, such Smith Stockholder shall not Transfer any shares of Class B Common Stock held by such Smith Stockholder other than to any other Smith Stockholder or any other Person to whom such Smith Stockholder would be permitted to transfer shares of Class B Stock of Harcourt General in accordance with the Harcourt General Certificate of Incorporation (including for bona fide estate planning or charitable purposes); provided, however, that such Smith Stockholder shall be permitted to Transfer shares of Class B Common Stock pursuant to a bona fide tender offer, exchange offer, merger, consolidation or similar transaction in which the opportunity to Transfer shares is made available on the same basis to all holders of Class B Common Stock.

ARTICLE III. INDEMNIFICATION

            SECTION 3.1 Indemnification by Neiman Marcus. Except as otherwise specifically set forth in any provision of this Agreement, Neiman Marcus shall indemnify, defend and hold harmless the Harcourt General Indemnitees from and against any and all Indemnifiable Losses of the Harcourt General Indemnitees arising out of, by reason of or otherwise in connection with the Neiman Marcus Liabilities or alleged Neiman Marcus Liabilities, including any breach by Neiman Marcus of any representation, warranty, covenant or other provision of this Agreement or the Recapitalization Agreement.

            SECTION 3.2 Indemnification by Harcourt General. Except as otherwise specifically set forth in any provision of this Agreement, Harcourt General shall indemnify, defend and hold harmless the Neiman Marcus Indemnitees from and against any and all Indemnifiable Losses of the Neiman Marcus Indemnitees arising out of, by reason of or otherwise in connection with the Harcourt General Liabilities or alleged Harcourt General Liabilities, including any breach by Harcourt General of any representation, warranty, covenant or other provision of this Agreement or the Recapitalization Agreement.

            SECTION 3.3 Procedures for Indemnification.

            (a) Third Party Claims. If a claim or demand is made against a Neiman Marcus Indemnitee or a Harcourt General Indemnitee (each, an "Indemnitee") by any person who is not a party to this Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the party which is or may be required pursuant to the terms hereof to make such indemnification (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 15 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within five business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim. Any Indemnitee shall cooperate with the Indemnifying Party in the defense or prosecution of any Third Party Claim, including by providing or causing to be provided records and witnesses as soon as reasonably practicable after receiving any request therefor from or on behalf of the Indemnifying Party.

            If a Third Party Claim is made against an Indemnitee with respect to which a claim for indemnification is made pursuant to Section 3.1 or Section 3.2 hereof, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall, within 30 days (or sooner if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that such Indemnitee shall have the right to employ counsel to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim which would make representation of both such parties by one counsel inappropriate, and in such event the fees and expenses of such separate counsel shall be paid by such Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, subject to the proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof, including by providing or causing to be provided, records and witnesses as soon as reasonably practicable after receiving any request therefor from or on behalf of the Indemnifying Party.

            If the Indemnifying Party acknowledges in writing responsibility for a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent (which shall not be unreasonably withheld); provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if (i) the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim, (ii) such settlement, compromise or discharge is solely for money damages and would not otherwise adversely affect the Indemnifying Party and (iii) such settlement, compromise or discharge does not subject the Indemnifying Party to any equitable remedy. If the Indemnifying Party acknowledges in writing responsibility for a Third Party Claim, the Indemnifying Party shall be permitted to enter into, and the Indemnitee shall agree to, any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee or subject the Indemnitee to any equitable remedy; provided, however, that the Indemnitee may refuse to agree to any such proposed settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such proposed settlement, compromise or discharge; and provided further that the Indemnifying Party shall not agree to any other settlement, compromise or discharge of a Third Party Claim not described above without the prior written consent of the Indemnitee, such consent not to be unreasonably withheld. If an Indemnifying Party elects not to assume the defense of a Third Party Claim, or fails to notify an Indemnitee of its election to do so as provided herein, such Indemnitee may compromise, settle or defend such Third Party Claim.

            (b) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

            (c) The remedies provided in this Article III shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

            SECTION 3.4 Indemnification Payments. Indemnification required by this Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

ARTICLE IV. COVENANTS

            SECTION 4.1 Access to Information. (a) Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), from and after the Distribution Date, each of Neiman Marcus and Harcourt General shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of such party and its Subsidiaries insofar as such access is reasonably required by the other party and relates to such other party's performance of its obligations under this

Agreement or the Recapitalization Agreement or such party's financial, tax and other reporting obligations.

            (b) A party providing information or access to information to the other party under this Article IV shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such information or access to information.

            SECTION 4.2 Confidentiality. Each of Neiman Marcus and its Subsidiaries and Harcourt General and its Subsidiaries shall keep, and shall cause its consultants and advisors to keep, confidential all information concerning the other parties in its possession, its custody or under its control (except to the extent that (A) such information has been in the public domain through no fault of such party or (B) such information has been later lawfully acquired from other sources by such party or (C) this Agreement or the Recapitalization Agreement or any other agreement entered into pursuant hereto or thereto permits the use or disclosure of such information) to the extent such information (i) relates to or was acquired during the period up to the Effective Time or pursuant to Section 4.1, or (ii) is based upon or is derived from information described in the preceding clause (i), and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other person, except such party's auditors and attorneys, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure.

            SECTION 4.3 Retention of Records. Except as otherwise required by law or agreed to in writing, each party shall preserve and retain all information relating to the other party's business in accordance with the record retention policies of such party as may be in effect from time to time. Notwithstanding the foregoing, any party may destroy or otherwise dispose of any information at any time; provided that prior to such destruction or disposal (i) such party shall provide no less than 90 days prior written notice to the other party, specifying the information proposed to be destroyed or disposed of and
(ii) if the recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested at the expense of the requesting party.

            SECTION 4.4 Litigation Cooperation. Each of Harcourt General and Neiman Marcus shall use reasonable efforts to make available to the other party, upon written request, its officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action arising out of (i) the business of such other party and its predecessors, if any, in which the requesting party may from time to time be involved, provided, that such Action does not involve a claim between either of Harcourt General or Neiman Marcus against the other or (ii) the matters contained in Section 2.4 hereof.

            SECTION 4.5 Other Matters. Each of Harcourt General and Neiman Marcus shall negotiate in good faith to execute prior to the Distribution Date such further certificates, agreements and other documents (including, without limitation, with respect to transition services, intellectual property, employee benefits and insurance matters) which are necessary or appropriate to consummate or implement the transactions contemplated hereby and by the Recapitalization Agreement.

            SECTION 4.6 No Solicitation. (a) Harcourt General agrees that neither it nor any executive officer of Harcourt General named on Schedule 4.6 to this Agreement or any director of Harcourt General who is also an executive officer or director of Neiman Marcus (a "Shared Representative") shall solicit any offers or proposals regarding (i) any merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Neiman Marcus, (ii) any purchase or sale of all or substantially all of the assets of Neiman Marcus or (iii) any issuance or other sale or transfer of any equity interest in Neiman Marcus held by Harcourt General (collectively, a "Transaction Proposal"). The obligations set forth in clauses (i) and (ii) of this Section 4.6(a) shall terminate on the date that is two years following the Distribution Date and the obligations set forth in clause (iii) of this Section 4.6(a) shall terminate on the Distribution Date.

            (b) Upon receipt of an unsolicited Transaction Proposal, Harcourt General or any Shared Representative, as the case may be, shall, in Harcourt General's sole discretion, either (i) promptly reject such Transaction Proposal, subject to the fiduciary obligations of any Shared Representative to Neiman Marcus or its stockholders or to such Shared Representative's obligations as an executive officer of Neiman Marcus, or (ii) refer such Transaction Proposal to Walter J. Salmon or another Independent Director and to the Person designated pursuant to Section 5.5 to receive copies of any notices delivered to Neiman Marcus and the Independent Directors of Neiman Marcus. In the event that the Independent Directors determine that such Transaction Proposal should be discussed further with the party making such Transaction Proposal, the Independent Directors shall notify Harcourt General in writing, signed by a majority of the Independent Directors of Neiman Marcus. Harcourt General and the Shared Representatives shall be permitted to take such steps as they deem appropriate, in their good faith judgment, in connection with such Transaction Proposal without being deemed to violate this Section 4.6. The sole remedy for breach by Harcourt General or any of the Shared Representatives of this Section
4.6 shall be the elimination of the indemnity obligation of Neiman Marcus set forth in Section 2.4(c), as provided in the last sentence of Section 2.4(c), except as provided in the proviso to such last sentence of Section 2.4(c).

            SECTION 4.7 Registration Rights Agreement. On the Distribution Date, Harcourt General and Neiman Marcus will enter into a registration rights agreement providing for two demand registration rights and two shelf registration rights with respect to the shares of Class A Common Stock to be held by Harcourt General following the Distribution Date, and otherwise containing customary provisions reasonably acceptable to both Harcourt General and Neiman Marcus.

            SECTION 4.8 Disclosure of Indemnification Obligations. Neiman Marcus agrees to disclose from time to time, in its audited consolidated financial statements included in its Annual Report on Form 10-K, the existence, scope and material terms of its indemnification obligations pursuant to Section 2.4(c), for a period commencing on the Distribution Date and ending on the earlier to occur of (i) the date that is five years from the Distribution Date and (ii) such time as the Independent Directors of Neiman Marcus determine such disclosure is no longer necessary.

ARTICLE V. MISCELLANEOUS

            SECTION 5.1 Complete Agreement; Construction. This Agreement and the Recapitalization Agreement, including the Exhibits and Schedules hereto and thereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

            SECTION 5.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

            SECTION 5.3 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

            SECTION 5.4 Expenses. Except as set forth on Schedule 5.4 or as otherwise set forth in this Agreement or in the Recapitalization Agreement, all costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Agreement and the Recapitalization Agreement, and the Distribution and the other transactions contemplated hereby and thereby shall be charged to and paid by the party incurring such costs and expenses.

            SECTION 5.5 Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

            To Harcourt General:

            Harcourt General, Inc.
            27 Boylston Street
            Chestnut Hill, Massachusetts 02467
            Telecopy: 617-278-5567

            Attn: Chief Executive Officer

            with a copy to:

            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, New York 10017
            Telecopy: 212-455-2502
            Attn: John G. Finley, Esq.

            To Neiman Marcus:

            The Neiman Marcus Group, Inc.
            27 Boylston Street
            Chestnut Hill, Massachusetts 02467
            Telecopy: 617-278-5567
            Attn: Chief Executive Officer

            and

            The Independent Directors of Neiman Marcus
            c/o The Secretary of Neiman Marcus
            The Neiman Marcus Group, Inc.
            27 Boylston Street
            Chestnut Hill, Massachusetts 02467
            Telecopy: 617-278-5567

            with a copy to:

            Choate Hall & Stewart
            Exchange Place
            53 State Street
            Boston, Massachusetts 02109
            Telecopy: 617-248-4000
            Attn: Andrew L. Nichols, Esq.

            SECTION 5.6 Waivers. The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

            SECTION 5.7 Amendments. Subject to the terms of Section 5.10 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

            SECTION 5.8 Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other party hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

            SECTION 5.9 Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. In addition, the provisions of this Agreement shall be binding upon any person that acquires, directly or indirectly, 50% or more of the (i) voting power, in an election of directors or otherwise, represented by the outstanding common stock, (ii) shares of outstanding common stock or (iii) assets of Neiman Marcus on or after the Distribution Date, but Neiman Marcus shall not enter into any agreement with respect to the foregoing or permit to be consummated any such transaction unless and until a writing shall be signed by any such person and delivered to Harcourt General whereby such person agrees to assume the obligations of Neiman Marcus hereunder.

            SECTION 5.10 Termination. This Agreement (including Article III hereof) may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the filing of the certificate of merger relating to the Recapitalization by and in the sole discretion of Harcourt General without the approval of Neiman Marcus or the stockholders of Neiman Marcus; provided that if, at the time of such termination Neiman Marcus is not in breach of any of its obligations hereunder or under the Recapitalization Agreement, Harcourt General shall pay the reasonable out-of-pocket expenses of Neiman Marcus incurred in connection with this Agreement, the Recapitalization Agreement and the transactions contemplated hereby and thereby. This Agreement may be terminated by Neiman Marcus only upon material breach by Harcourt General of a representation, warranty or covenant contained in this Agreement, which breach would result in a Material Adverse Effect with respect to Neiman Marcus after giving effect to the Distribution. In the event of termination of this Agreement by either party hereto, except as set forth in the next preceding sentence, no party shall have any liability of any kind to any other party or any other person. After the filing of the certificate of merger relating to the Recapitalization, this Agreement may not be terminated except by an agreement in writing signed by both parties and a majority of the Independent Directors of Neiman Marcus.

            SECTION 5.11 Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on or after the Distribution Date.

            SECTION 5.12 Third Party Beneficiaries. Except as provided in
Article III relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

            SECTION 5.13 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            SECTION 5.14 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

            SECTION 5.15 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE COMMONWEALTH OF MASSACHUSETTS.

            SECTION 5.16 Consent to Jurisdiction. Each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the Commonwealth of Massachusetts, and (b) the United States District Court for the District of Massachusetts, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the District of Massachusetts or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the Commonwealth of Massachusetts. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Massachusetts with respect to any matters to which it has submitted to jurisdiction in this Section 5.16. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the Commonwealth of Massachusetts, or (ii) the United States District Court for the District of Massachusetts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            SECTION 5.17 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                      HARCOURT GENERAL, INC.

                                      By: /s/  John R. Cook
                                          --------------------------------------
                                          Name:  John R. Cook
                                          Title: Senior Vice President and Chief
                                                 Financial Officer


                                      THE NEIMAN MARCUS GROUP, INC.

                                      By: /s/  Eric P. Geller
                                          --------------------------------------
                                          Name:  Eric P. Geller
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary